Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

FULL YEAR 2008 HIGHLIGHTS

•	Rental and management segment revenue increased 8.5% to $1,547 million

•	Adjusted EBITDA increased 11.5% to $1,092 million

•	Cash provided by operating activities was $773 million

Boston, Massachusetts – February 26, 2009: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2008.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “American Tower’s strong financial results in 2008 showcased our position as the premier provider of infrastructure to the wireless industry and confirmed a number of beneficial trends within our customer base, industry sector, and company that we believe will continue through 2009 and beyond. First, wireless voice service is the preferred method of communication, with wireless minutes of use in the U.S. far exceeding wireline. Second, wireless broadband data services have achieved real traction among U.S. consumers and data has established itself as the future revenue growth engine for wireless carriers.”

“Third, the combination of the competitive imperative for wireless carriers to offer a high quality network and the increasing capacity and coverage demands being placed on these networks, drive continued demand for tower space. And fourth, the advantageous characteristics of our sites, leading operational execution, and distinctively strong balance sheet position American Tower to continue to deliver growth and superior financial results, even in the current economic and financial market environment.”

Fourth Quarter 2008 Operating Highlights

American Tower generated the following operating results for the quarter ended December 31, 2008 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2007):

Total revenues increased 8.0% to $408.3 million, and rental and management segment revenues increased 6.4% to $394.3 million. Rental and management segment revenue growth of 6.4% includes a negative impact to growth of approximately 2.1% as a result of unfavorable fluctuations in foreign currency exchange rates and a negative impact of 1.4% from straight-line revenue recognition. Rental and Management Segment Gross Margin increased 8.2% to $307.4 million, and network development services segment revenue and Gross Margin increased to $14.0 million and $5.9 million, respectively. For the quarter ended December 31, 2007, rental and management segment revenue and Gross Margin included previously disclosed positive one-time items of approximately $3.5 million and $2.0 million, respectively.

Total selling, general, administrative and development expense was $45.0 million. The Company’s selling, general, administrative and development expense for the quarter includes $11.7 million of stock-based compensation expense and $2.2 million of international business development expense. Adjusted EBITDA increased 10.9% to

$280.0 million, and Adjusted EBITDA Margin was 69%. Adjusted EBITDA growth of 10.9% includes a negative impact to growth of approximately 1.6% as a result of unfavorable fluctuations in foreign currency exchange rates and a negative impact of 2.5% from straight-line revenue and expense recognition.

Operating income was $152.7 million and net income was $85.8 million, which includes approximately $30.3 million pre-tax and $18.6 million, net of tax, respectively, related to the Company’s previously disclosed change in the estimated useful lives of its towers and certain related intangible assets. Net income per basic and diluted common share was $0.22 and $0.21, respectively.

Free Cash Flow was $108.6 million, consisting of $186.9 million of cash provided by operating activities, less $78.3 million of payments for purchase of property and equipment and construction activities, including $68.4 million of capital spending on the construction of new towers, the installation of in-building distributed antenna systems and ground lease purchases, as well as capital for the redevelopment of existing sites to meet additional tenant demand. During the quarter ended December 31, 2008, the Company completed the construction of 378 communications sites.

Please refer to Non-GAAP and Defined Financial Measures on pages 4 and 5 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 13.

Stock Repurchase Program

In the fourth quarter of 2008, the Company significantly reduced purchases of its Class A common stock under its stock repurchase program based on the downturn in the economy and the disruptions in the financial and credit markets. During the quarter ended December 31, 2008, the Company repurchased a total of approximately 2.8 million shares of its Class A common stock for approximately $79.4 million. As of February 13, 2009, the Company had repurchased approximately $534.1 million under its $1.5 billion share repurchase program announced in March 2008, which includes the repurchase of approximately 28,000 shares of its Class A common stock for approximately $0.8 million, during the period January 1, 2009 to February 13, 2009. Pursuant to its publicly announced stock repurchase programs, the Company has repurchased an aggregate of 71.1 million shares of its Class A common stock for approximately $2.7 billion since November 2005. The Company expects to continue to manage the pacing of the program in the future in response to general market conditions and other relevant factors.

Organizational Changes

The Company also announced changes to its senior management roles and responsibilities. Steven Marshall, currently Executive Vice President, International Business Development, will be assuming the role of Executive Vice President and President, U.S. Tower Division, effective March 9, 2009. The incumbent President, U.S. Tower Division, Steven Moskowitz, will transition on March 9, 2009 to the new role of Senior Advisor. Mr. Moskowitz will remain as an employee of the Company through April 3, 2009 to assist in the transition of responsibilities, and he has agreed thereafter to provide strategic advisory services to the Company.

Mr. Marshall joined the Company in November 2007 from National Grid Plc, where, as Chief Executive Officer of National Grid Wireless, he led National Grid’s wireless infrastructure business in the United States and United Kingdom. In his new role, Mr. Marshall will continue to report directly to Jim Taiclet, the Company’s Chief Executive Officer. Hal Hess, Executive Vice President, International Operations and President, Latin America, will be assuming Mr. Marshall’s responsibilities for the Company’s international business development efforts in addition to his current duties.

Full Year 2009 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of February 26, 2009. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. In particular, we note that if the recent volatility in foreign currency markets continues, specifically with respect to the Mexican Peso and Brazilian Real, actual results for 2009 could differ materially from the estimates set forth below. Our operations in Mexico and Brazil comprised approximately 10% and 4%, respectively, of our rental and management segment revenues for the three months ended December 31, 2008.

The Company previously provided its full year 2009 outlook in its press release dated November 3, 2008. At that time, the Company assumed the following foreign exchange estimates for the full year 2009: (a) 12.00 Mexican Pesos to 1.00 US Dollar and (b) 2.00 Brazilian Reais to 1.00 US Dollar. The outlook provided below is based on the same foreign exchange estimates, which assume that the Mexican Peso and Brazilian Real will strengthen against the US Dollar compared to the current exchange rates for these foreign currencies over the course of 2009. As of February 25, 2009, the current foreign currency exchange rates were as follows: (a) 14.9 Mexican Pesos to 1.00 US Dollar and (b) 2.4 Brazilian Reais to 1.00 US Dollar. If the average foreign currency exchange rates for the full year 2009 remained at these levels, then the Company estimates that actual rental and management segment revenue and Adjusted EBITDA for the full year 2009 would be negatively impacted by approximately $31 million and $16 million, respectively, from what is included in the Company’s full year 2009 outlook.

($ in millions)	Full Year 2009
Rental and management segment revenue (1)(2)	$1,640	to	$1,665
Rental and management segment gross margin (1)(3)	1,277	to	1,297

Network development services segment revenue	35	to	50
Network development services segment gross margin (3)	15	to	21

Adjusted EBITDA (1)(2)(3)(4)	1,161	to	1,185

Depreciation, amortization and accretion	424	to	432
Interest expense (5)	260	to	250
Income from continuing operations	235	to	247

Cash provided by operating activities (6)	838	to	878
Payments for purchase of property and equipment and construction activities (7)	200	to	230

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA outlook:

2009 Midpoint
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	9.0%
Estimated impact of fluctuations in foreign currency exchange rates (2)	(1.0)%
Impact of non-cash straight-line revenue recognition (1)	(1.2)%

Total rental and management segment revenue growth	6.8%

2009 Midpoint
Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	9.6%
Estimated impact of fluctuations in foreign currency exchange rates (2)	(0.7)%
Net impact of non-cash straight-line revenue and expense recognition (1)	(1.5)%

Total Adjusted EBITDA growth	7.4%

(1)	Outlook for rental and management segment revenue includes an estimated decrease in non-cash straight-line revenues of approximately $14 million in 2009 from the full year 2008. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2007.)
(2)	If the average exchange rates for the full year 2009 varied by 10% from the assumptions set forth above (12.00 Mexican Pesos to 1.00 US Dollar and 2.00 Brazilian Reais to 1.00 US Dollar), then the Company estimates that actual rental and management segment revenue and Adjusted EBITDA for the full year 2009 would vary either positively or negatively by approximately $16 million and $8 million, respectively, from what is included in the Company’s full year 2009 outlook.
(3)	See Non-GAAP and Defined Financial Measures below.
(4)	Outlook for Adjusted EBITDA does not include (a) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (b) $56 million to $58 million of stock-based compensation expense; and includes (c) $5 million of international business development expense.
(5)	Outlook for interest expense does not reflect any future borrowings or repayments under the Company’s existing senior unsecured revolving credit facility subsequent to February 26, 2009.
(6)	Outlook for cash provided by operating activities reflects the payment of approximately $10 million to prepay long-term ground leases, as part of the Company’s land management program.
(7)	Outlook for capital expenditures includes (a) $45 million for capital improvements and corporate expenditures; (b) $30 million to $35 million for the redevelopment of existing communications sites; (c) $25 million to $30 million of ground lease purchases; and (d) $100 million to $120 million for the construction of approximately 700 to 900 new communications sites and for the installation of shared back-up power generators at certain of our tower sites.

Conference Call Information

American Tower will host a conference call today at 8:00 a.m. ET to discuss its fourth quarter and full year 2008 financial results and the Company’s outlook for the full year 2009. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 84104258

A replay of the call will be available from 11:00 a.m. ET February 26, 2009 until 11:59 p.m. ET March 12, 2009. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 84104258

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 23,700 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2009 outlook, our stock repurchase programs and foreign currency exchange rates. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness and financial strength of its tenants; (7) our foreign operations are subject to economic, political, and other risks that could adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (19) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2008 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$143,077	$33,123
Restricted cash	51,866	53,684
Short-term investments and available-for-sale securities	2,028	7,224
Accounts receivable, net of allowances	51,313	40,316
Prepaid and other current assets	61,415	71,264
Deferred income taxes	163,981	40,063

Total current assets	473,680	245,674

Property and equipment, net	3,022,636	3,045,186
Goodwill	2,186,233	2,188,312
Other intangible assets, net	1,566,155	1,686,434
Deferred income taxes	381,428	479,854
Notes receivable and other long-term assets	581,533	484,997

Total	$8,211,665	$8,130,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$151,985	$175,464
Accrued interest	28,635	33,702
Current portion of long-term obligations	1,837	1,817
Unearned revenue	120,188	106,395

Total current liabilities	302,645	317,378

Long-term obligations	4,331,309	4,283,467
Other long-term liabilities	583,232	504,178

Total liabilities	5,217,186	5,105,023

Minority interest in subsidiaries	3,157	3,342

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,685	4,527
Additional paid-in capital	8,109,224	7,772,382
Accumulated deficit	(2,356,127)	(2,703,373)
Accumulated other comprehensive loss	(20,031)	(3,626)
Treasury stock	(2,746,429)	(2,047,818)

Total stockholders’ equity	2,991,322	3,022,092

Total	$8,211,665	$8,130,457

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
REVENUES:
Rental and management	$394,313	$370,548	$1,547,035	$1,425,975
Network development services	14,011	7,564	46,469	30,619

Total operating revenues	408,324	378,112	1,593,504	1,456,594

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	90,445	89,843	363,024	343,450
Network development services	8,121	3,677	26,831	16,172
Depreciation, amortization and accretion	104,174	129,613	405,332	522,928
Selling, general, administrative and development expense (1)	44,962	46,747	180,374	186,483
Impairments, net loss on sale of long-lived assets	7,881	7,766	11,189	9,198

Total operating expenses	255,583	277,646	986,750	1,078,231

OPERATING INCOME	152,741	100,466	606,754	378,363

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,542	3,541	14,253	14,207
Interest income	454	1,662	3,413	10,848
Interest expense	(62,016)	(64,247)	(253,584)	(235,824)
Loss on retirement of long-term obligations	(3,709)	(2,261)	(4,904)	(35,429)
Other income	7,033	2,462	5,988	20,675

Total other expense	(54,696)	(58,843)	(234,834)	(225,523)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	98,045	41,623	371,920	152,840
Income tax provision	(15,255)	(42,095)	(135,509)	(59,809)
Minority interest in net earnings of subsidiaries	97	(74)	(169)	(338)
Income on equity method investments	4	9	22	19

INCOME (LOSS) FROM CONTINUING OPERATIONS	82,891	(537)	236,264	92,712

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	2,948	(5,012)	110,982	(36,396)

NET INCOME (LOSS)	$85,839	$(5,549)	$347,246	$56,316

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations	$0.21	$(0.00)	$0.60	$0.22
Income (loss) from discontinued operations	0.01	(0.01)	0.28	(0.09)

Net income (loss)	$0.22	$(0.01)	$0.88	$0.14

DILUTED:
Income from continuing operations	$0.20	$(0.00)	$0.58	$0.22
Income (loss) from discontinued operations	0.01	(0.01)	0.27	(0.09)

Net income (loss)	$0.21	$(0.01)	$0.84	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	396,106	403,521	395,947	413,167

DILUTED	408,942	413,013	418,357	426,079

(1)	Selling, general, administrative and development expense includes $11,696 and $11,123 of stock-based compensation expense for the three months ended December 31, 2008 and December 31, 2007, respectively, and $54,807 and $54,603 of stock-based compensation expense for the twelve months ended December 31, 2008 and December 31, 2007, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Twelve Months Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$347,246	$56,316
Stock-based compensation expense	54,807	54,603
Depreciation, amortization and accretion	405,332	522,928
Income taxes related to discontinued operations	(107,914)	6,191
Other non-cash items reflected in statements of operations	116,194	66,407
Increase in net deferred rent asset	(50,369)	(69,673)
Increase in restricted cash	(2,048)	(49,818)
(Increase) decrease in assets	(19,573)	52,287
Increase in liabilities	29,583	53,438

Cash provided by operating activities	773,258	692,679

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(243,484)	(154,381)
Payments for acquisitions	(42,817)	(43,962)
Proceeds from sale of available-for-sale securities and other long term assets	5,373	22,163
Deposits, restricted cash and investments	5,988	(10,000)

Cash used for investing activities	(274,940)	(186,180)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	—	1,750,000
Borrowings under credit facilities	575,000	2,175,000
Proceeds from issuance of senior notes	—	500,000
Repayments of notes payable, credit facilities and capital leases	(327,453)	(3,612,240)
Purchases of Class A common stock	(714,655)	(1,642,821)
Proceeds from stock options, warrants and stock purchase plan	82,928	124,087
Deferred financing costs and other financing activities	(3,992)	(48,666)

Cash used for financing activities	(388,172)	(754,640)

Net effect of changes in foreign currency exchange rates on Cash and cash equivalents	(192)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	109,954	(248,141)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	33,123	281,264

CASH AND CASH EQUIVALENTS, END OF PERIOD	$143,077	$33,123

CASH PAID (RECEIVED) FOR INCOME TAXES	$35,062	$(29,034)

CASH PAID FOR INTEREST	$249,321	$236,389

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

December 31, 2008
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	750,000
Senior Unsecured Term Loan	325,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	501,107
7.000% Senior Notes due 2017	500,000
5.000% Convertible Notes due 2010	59,683
3.000% Convertible Notes due 2012	161,893
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	60,175

Total debt	$4,333,146

Cash and cash equivalents	143,077

Net debt (Total debt less cash and cash equivalents)	$4,190,069

Share count rollforward (In millions of shares):
Total shares outstanding, as of September 30, 2008	392.0
Shares repurchased	(2.8)
Shares issued – conversions of convertible notes and warrant exercises (1)	7.2
Shares issued – employee stock purchase plan and option exercises	0.6

Total shares outstanding, as of December 31, 2008	397.0

Aggregate potential dilutive shares from other securities (In millions of shares):
Convertible notes (2)	7.9
Vested and exercisable stock options with an average exercise price of $24.93 per share (3)	5.5
Warrants (4)	1.8

Potential dilution, as of December 31, 2008	15.2

(1)	Includes shares issued in connection with the conversion of approximately $147.1 million principal amount of the Company’s 3.000% Convertible Notes due 2012 into approximately 7.2 million shares of the Company’s Class A common stock. In connection with the conversions, the Company paid the noteholders approximately $3.7 million calculated based on the discounted value of future interest payments on the notes.
(2)	Includes (a) 7.9 million shares related to the Company’s 3.000% Convertible Notes due 2012 which are convertible at $20.50 per share; and excludes (b) 1.2 million shares related to the Company’s 5.000% Convertible Notes due 2010 which are convertible at $51.50 per share.
(3)	Excludes (a) 7.7 million of unvested stock options; and (b) 1.1 million of unvested restricted stock units outstanding, as of December 31, 2008.
(4)	Reflects shares issuable upon exercise of warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA:

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	9.9%	10.1%
Estimated impact of fluctuations in foreign currency exchange rates	(2.1)%	0.3%
Impact of straight-line revenue recognition	(1.4)%	(1.9)%

Total rental and management segment revenue growth	6.4%	8.5%

Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	15.0%	14.0%
Estimated impact of fluctuations in foreign currency exchange rates	(1.6)%	0.3%
Net impact of straight-line revenue and expense recognition	(2.5)%	(2.8)%

Total Adjusted EBITDA growth	10.9%	11.5%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized and cash collected per customer lease, and expense incurred and cash paid per ground lease may differ materially. Additional information regarding straight-line accounting can be found in the Company’s Form 10-K for the year ended December 31, 2007. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Rental and management segment straight-line revenue	$11,963	$18,038	$50,369	$69,673
Rental and management segment straight-line expense	5,863	7,122	27,618	26,650

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Selling, general, administrative and development expense:
Rental and management segment overhead	$18,112	$17,073	$68,104	$65,920
Network development services segment overhead	1,291	1,052	4,351	3,726
Corporate expenses (1)(2)	11,619	15,649	44,278	56,996
International business development expenses	2,244	1,850	8,834	5,238
Stock-based compensation expense	11,696	11,123	54,807	54,603

Total	$44,962	$46,747	$180,374	$186,483

(1)	Includes costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended December 31, 2008 and December 31, 2007 of $(14) and $3,216, respectively, and for the twelve months ended December 31, 2008 and December 31, 2007 of $1,037 and $13,815, respectively.
(2)	Includes a one-time reduction of approximately $3,062 for the twelve months ended December 31, 2008.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

	Three Months Ended December 31,
	2008	2007
Interest expense detail:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$25,831	$25,853
Senior Unsecured Revolving Credit Facility and Term Loan	11,162	10,925
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,801	8,577
7.000% Senior Notes due 2017	8,750	8,750
5.000% Convertible Notes due 2010	746	746
3.250% Convertible Notes due 2010	—	60
3.000% Convertible Notes due 2012	554	2,610
Other debt, including capital leases, interest rate swap agreements and deferred financing costs	1,953	2,507

Total	$62,016	$64,247

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build and distributed antenna system installation	$41,678	$10,707	$90,701	$30,743
Discretionary – ground lease purchases	10,863	13,442	41,733	44,398
Redevelopment	15,880	11,421	72,933	35,639
Capital improvements	8,592	8,863	32,545	30,904
Corporate	1,278	2,982	5,572	12,697

Total	$78,291	$47,415	$243,484	$154,381

SELECTED PORTFOLIO DETAIL – OWNED SITES:

	Wireless	Broadcast	In-building	Total
Three Months Ended December 31, 2008
Beginning balance, October 1, 2008	22,781	414	163	23,358
New construction	373	—	5	378
Acquisitions	12	—	—	12
Adjustments/Reductions	(8)	—	—	(8)

Ending balance, December 31, 2008	23,158	414	168	23,740

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of Net income (loss) to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$85,839	$(5,549)	$347,246	$56,316
(Income) loss from discontinued operations, net	(2,948)	5,012	(110,982)	36,396

Income (loss) from continuing operations	82,891	(537)	236,264	92,712

Interest expense	62,016	64,247	253,584	235,824
Interest income	(454)	(1,662)	(3,413)	(10,848)
Interest income, TV Azteca, net	(3,542)	(3,541)	(14,253)	(14,207)
Loss on retirement of long-term obligations	3,709	2,261	4,904	35,429
Income tax provision	15,255	42,095	135,509	59,809
Minority interest in net earnings of subsidiaries	(97)	74	169	338
Income on equity method investments	(4)	(9)	(22)	(19)
Other income	(7,033)	(2,462)	(5,988)	(20,675)

Operating income	152,741	100,466	606,754	378,363

Depreciation, amortization and accretion	104,174	129,613	405,332	522,928
Impairments, net loss (gain) on sale of long-lived assets	7,881	7,766	11,189	9,198
Stock-based compensation expense	11,696	11,123	54,807	54,603
Plus: Interest income, TV Azteca, net	3,542	3,541	14,253	14,207

Adjusted EBITDA	$280,034	$252,509	$1,092,335	$979,299

Corporate expenses, excluding stock-based compensation expense	13,863	17,499	53,112	62,234
Network development services segment overhead	1,291	1,052	4,351	3,726
Network development services segment operating expenses	8,121	3,677	26,831	16,172
Network development services segment revenue	(14,011)	(7,564)	(46,469)	(30,619)

Rental and Management Segment Operating Profit	$289,298	$267,173	$1,130,160	$1,030,812

Rental and Management segment overhead	18,112	17,073	68,104	65,920

Rental and Management Segment Gross Margin	$307,410	$284,246	$1,198,264	$1,096,732

Adjusted EBITDA (from above)	$280,034	$252,509	$1,092,335	$979,299
Corporate expenses, excluding stock-based compensation expense	13,863	17,499	53,112	62,234
Rental and Management segment overhead	18,112	17,073	68,104	65,920
Rental and Management segment operating expenses	90,445	89,843	363,024	343,450
Interest income, TV Azteca, net	(3,542)	(3,541)	(14,253)	(14,207)
Rental and Management segment revenue	(394,313)	(370,548)	(1,547,035)	(1,425,975)

Network Development Services Segment Operating Profit	$4,599	$2,835	$15,287	$10,721

Network development services segment overhead	1,291	1,052	4,351	3,726

Network Development Services Segment Gross Margin	$5,890	$3,887	$19,638	$14,447

Adjusted EBITDA (from above)	$280,034	$252,509	$1,092,335	$979,299
Divided by total operating revenues	408,324	378,112	1,593,504	1,456,594

Adjusted EBITDA Margin	69%	67%	69%	67%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Cash provided by operating activities (1)(2)(3)	$186,930	$128,878	$773,258	$692,679
Payments for purchase of property and equipment and construction activities	(78,291)	(47,415)	(243,484)	(154,381)

Free Cash Flow	$108,639	$81,463	$529,774	$538,298

(1)	Cash provided by operating activities for the three and twelve months ended December 31, 2008 includes $2.0 million and $11.7 million of long-term ground lease prepayments, respectively.
(2)	Cash provided by operating activities for the three months ended December 31, 2007 includes (a) a reduction of $32 million for the payment related to the settlement of the Verestar bankruptcy proceedings and related litigation; and excludes (b) approximately $15 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts were classified as restricted cash.
(3)	Cash provided by operating activities for the twelve months ended December 31, 2007, includes (a) a reduction of $32 million for the payment related to the settlement of the Verestar bankruptcy proceedings and related litigation; (b) approximately $80 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses; and excludes (c) approximately $50 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts were classified as restricted cash.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2009
Income from continuing operations (1)	$235	to	$247
Interest expense	260	to	250
Depreciation, amortization and accretion	424	to	432
Stock-based compensation expense	56	to	58
Other, including impairments and net loss on sale of long-lived assets, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries	186	to	198

Adjusted EBITDA	$1,161	to	$1,185

(1)	The company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

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